Ex. 10.3

REVOLVING NOTE

New York, New York July 15, 2026

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to CITY NATIONAL BANK or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the aggregate unpaid principal amount of each Revolving Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of July 15, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Guarantors from time to time party thereto, HSBC Bank USA, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”), an Issuing Bank and Swingline Lender and the Lenders from time to time party thereto. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

The Borrower promises to pay interest on the aggregate unpaid principal amount of each Revolving Loan from time to time made by the Lender to the Borrower under the Credit Agreement from the date of such Revolving Loan until such principal amount is Paid in Full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s office. If any amount is not Paid in Full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) as set forth in the Credit Agreement.

This Revolving Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Note is also entitled to the benefits of each Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

Borrower, for itself, its successors and assigns, hereby waives presentment, demand, protest and notice of any kind in connection with this Revolving Note (including acceptance, protest, demand, dishonor and non-payment).

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

DOCPROPERTY "Doc_ID" \* MERGEFORMAT 472780/113 - 201692355.3

ACME UNITED CORPORATION, as Borrower

By:____/s/ Paul G. Driscoll________________

Name: Paul G. Driscoll

Title: Vice President, Chief Financial Officer, Secretary and Treasurer

[Signature Page to Revolving Note (City National Bank)]